Exhibit 3.1


                           ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

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1. Name of
   Corporation:               Syconet,com,  Inc.

2. Resident Agent             The Corporation Trust Company of Nevada
   Name and Street            Name
   Address:
                              6100 Neil Road, Suite 500      Reno              NEVADA 89511
                              Address                        City                Zip Code

                              Optional Mailing Address       City     State      Zip Code

3. Shares:
                              Number of shares                                      Number of shares
                              with par value: 500,000,000    Par value: $0.001      without par value: 0

4. Names & Addresses,         The First Board of  Directors/Trustees  shall consist of 1 member
   of Board of                whose names and addresses are as follows:
   Directors/Trustees:
                              1. Gary Fox
                                 Name

                                 5020 Campus Drive      Newport Beach      CA         92660
                                 Street Address             City          State      Zip Code

                              2.
                                 Name

                                 Street Address             City      State      Zip Code

5. Purpose:                   The purpose of this Corporation shall be: Consulting services

6. Other Matters:             Number of addition pages: 0

7. Names, Address             Susan Wheeler                              /s/ Susan Wheeler
   and Signature of           Name                                           Signature
   Incorporators:
                              818 W. Seventh Street, 2nd Floor   Los Angeles     CA         90017
                              Address                             City          State      Zip Code

8. Certificate of             The  Corporation  Trust Company of Nevada hereby accept  appointment as Resident
   Acceptance of              Agent for the above named corporation
   Appointment of
   Resident Agent:            /s/ Scott Ferraro                                              12/19/01
                              Authorized Signature of R. A. or On Behalf of R. A. Company        Date
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